Exhibit 10.2

(English Translation)

Loan Agreement

Party A: Dalian CP Digital and Technology Co., Ltd (a Sino-foreign joint venture registered in Dalian, Liaoning Province, China) with its registered address at Qi Xian Ling Industrial Base, High-tech Zone, Dalian City, Liaoning Province, The People Republic of China

Party B: Sino Daren Co. Ltd. (a firm registered in the US as shown in the registration documents attached) with its registered address at Room B, 5/F, China Harbour Building, 370 King's Road, North Point, Hong Kong

Whereas,

1. Party B has close business contacts with Party A’s shareholders;
2. Both Party A and Party B hope to have further collaboration in their future business in China.

Now, therefore:

The following agreement has been entered by both parties through mutual consultations for Party A to provide the loan to Party B.

1. Loan Amount
Party A hereby agrees to loan the amount up to RMB 1,000,000 (in words: RMB one million only.) to Party B, and Party B hereby agrees to accept this lending amount from Party A.

2. Purpose of the Loan
Party B must use all the amount of the loan for the purpose of getting listed on OTCBB in the US, and shall not use it for any purpose other than that specified herein without the prior approval of Party A in writing.

3. Lending Term
The lending term is for 3 years which is from 1 August 2010 to 31 July 2013.

4. Lending Interest
Party B shall pay Party A the interest at the annual interest rate of 5% during the lending term.

5. Terms and Time of Payment
（1） Party B shall repay the lending principal and interest to Party A in cash (or by check).
（2） Party B shall repay all the lending principal and interest when Party B gets the first public investment after it gets listed or prior to 31 July 2013.
（3） Party B shall be entitled to deduct from the dividend due to Party B as per the Articles of
Association of Party A for the repayment of the loan and interest if Party B fails to repay the loan principal and interest on time and in full as per the provisions herein. The deduction amount and times shall be subject to Party A until all the loan principal and interest under this agreement is fully paid.

6. Liabilities of Breach
Party B shall be liable for the losses suffered by Party A if Party B not only fails to repay the loan principal and interest but also prevents Party A from deducting the dividend due to Party B as per the Articles of Association of Party A.

7. Dispute Settlement
Both parties shall settle all the disputes arising from the agreement through friendly consultations.

Any dispute that cannot be settled through consultation may be submitted to Shanghai Sub-commission of China International Economic and Trade Arbitration Commission by either party for arbitration in accordance with the applicable arbitration rules.

8. Miscellaneous Clause:
（1） There are TWO original copies for this agreement. Each party will hold ONE copy. The agreement shall be effective from the date of signature under official company chop by both
Party A and Party B.
（2） The Personal ID copy of the signatory of Party B shall form an annex to this agreement and hence become part of this agreement.

Party A: (Signature and seal)
Dalian CP Digital and Technology Co., Ltd.

Party B: (Signature and seal)
Sino Daren Co. Ltd.

31 July 2010